Exhibit 10.25

RETENTION, INCENTIVE AND SEPARATION AGREEMENT

This Retention, Incentive and Separation Agreement (this “Agreement”), dated as of February 4, 2005, is by and between Varian, Inc., a Delaware corporation (the “Company”), and C. Wilson Rudd (the “Executive”).

Recitals

The Company has determined to sell its Electronics Manufacturing business (the “Business”), and has requested that the Executive assist the Company with that sale while at the same time continuing to manage the on-going operations of the Business. The Executive’s position with the Company will be eliminated when the Business is sold.

The Executive and the Company’s representatives have discussed the foregoing and on the basis of each party’s own considerations have reached a mutual understanding, as provided for in this Agreement, for the Executive’s assistance with the sale of the Business and the eventual voluntary termination of the Executive’s employment with the Company when the Business is sold.

The Executive and the Company intend that this Agreement will mutually, amicably and finally resolve and compromise all issues and claims relating to or involving the Executive’s employment by the Company and the voluntary termination of that employment when the Business is sold.

NOW THEREFORE, in consideration of and subject to all of the terms and conditions set forth in this Agreement, the Executive and the Company agree as follows:

1. EMPLOYMENT.

1.1 Prior to a Sale of the Business. During the term of this Agreement as set forth in Section 4.7, the Executive will continue in his current capacity as Vice President, Electronics Manufacturing, until the earlier of (a) the date on which the Company completes the sale of the Business, (b) the date on which the Executive voluntarily terminates his employment with the Company, (c) the date on which the Executive is terminated by the Company for “Cause” (as defined in the Company policies), or (d) the date the Executive’s employment is terminated due to his death or “Disability” (as defined in the Company’s long-term disability plan). The Executive acknowledges that this Agreement does not in any way limit the Company’s rights with respect to the terms of the Executive’s employment (except as expressly set forth in this Agreement), and that the Company maintains the absolute right to conduct the Business, to determine not to sell the Business and to determine the terms of the sale of the Business.

1.2 Upon a Sale of the Business. If the Executive is still actively employed by the Company on the date that the Company completes the sale of the Business, the Executive will on such date (the “Separation Date”) tender his voluntary and unqualified resignation as an employee and an officer of the Company effective as of the Separation Date.

2. RETENTION, INCENTIVE AND SEVERANCE PAYMENTS.

2.1 Fixed Retention Payment. In consideration of the Executive’s continued employment with and services to the Company while the Company completes the sale of the Business, the Company will pay to the Executive a fixed retention payment of $125,000 on the earlier of (a) March 31, 2005, or (b) the date on which the Company completes the sale of the Business. This fixed retention payment will not be paid if prior to such date (a) the Executive voluntarily terminates his employment with the Company, (b) the Executive’s employment with the Company is terminated by the Company for Cause, or (c) the Executive’s employment with the Company is terminated due to the Executive’s death or Disability.

2.2 Contingent Retention Payment. In further consideration of the Executive’s continued employment with and services to the Company while the Company completes the sale of the Business, the Company will pay to the Executive a contingent retention payment of $125,000 on the date that the Company completes the sale of the Business, provided that such date is not later than March 31, 2005. This contingent retention payment will not be paid if the Company does not sell the Business prior to such date or if prior to the date on which the Company completes the sale of the Business (a) the Executive voluntarily terminates his employment with the Company, (b) the Executive’s employment with the Company is terminated by the Company for Cause, or (c) the Executive’s employment with the Company is terminated due to the Executive’s death or Disability.

2.3 Incentive Payment. In consideration of the Executive’s assistance with the sale of the Business, the Company will pay to the Executive an incentive payment based on the Aggregate Cash Sale Price for the Business, which incentive payment will be paid following the Separation Date and calculated as follows:

Aggregate Cash Sale Price	Incentive Payment
$175 million or less	$250,000
Greater than $175 million	$250,000 plus 2.5% of the amount over $175 million, but not to exceed a total incentive payment of $1,500,000

For purposes of this Section 2.3, the Aggregate Cash Sale Price means the final gross aggregate cash sale price paid to the Company by a purchaser of the Business (the “Buyer”) as such price may be adjusted after the closing of the sale under the terms of the definitive agreement between the Company and the Buyer, all as determined by the Company. The incentive payment will not be paid if the Company does not sell the Business prior to March 31, 2005 or if prior to the date on which the Company completes the sale of the Business (a) the Executive voluntarily terminates his employment with the Company, (b) the Executive’s employment with the Company is terminated by the Company for Cause, or (c) the Executive’s employment with the Company is terminated due to the Executive’s death or Disability.

2.4 Severance Payment. If the Executive (a) is not offered by the Buyer Substantially Equivalent Employment as of the Separation Date and the Executive does not accept employment with the Buyer as of the Separation Date, or (b) accepts Substantially Equivalent Employment with the Buyer as of the Separation Date but within six months after the Separation Date the Executive’s employment is (i) involuntarily terminated by the Buyer other than for Cause, or (ii) voluntarily terminated by the Executive because the Buyer changed the Executive’s employment so as to no longer constitute Substantially Equivalent Employment, the Company will pay to the Executive Company a severance payment of $250,000 (the “Severance Payment”). The Severance Payment will be made by the Company to the Executive on either (1) the Separation Date (in the event the Executive is not offered Substantially Equivalent Employment and does not become employed by the Buyer), or (2) the date that is ten business days after receipt by the Company of written notice from the Executive that the Executive’s employment with the Buyer was involuntarily terminated by the Buyer other than for Cause or voluntarily terminated by the Executive because the Buyer changed the Executive’s employment so as to no longer constitute Substantially Equivalent Employment. Notwithstanding the foregoing, the Severance Payment will be reduced by the amount of any severance payment made by the Buyer to the Executive in connection with the termination of the Executive’s employment with the Buyer. For purposes of this Section 2.4, an offer of “Substantially Equivalent Employment” means an offer of employment by the Buyer pursuant to which (A) the Executive would be given authority and responsibility for the Business that is not materially less than the authority and responsibility for the Business that is currently given to the Executive by the Company, (B) the Executive would be targeted to receive total cash compensation that is not materially less than the total cash compensation that the Executive is currently targeted to receive from the Company, (C) the Executive would be eligible to receive benefits and perquisites that are not, in the aggregate, materially less favorable than the benefits and perquisites that the Executive is currently eligible to receive from the Company, and (D) the Executive would not be required to relocate his principal work location to a location that is more than 50 miles from the Executive’s current principal work location in Tempe, Arizona.

3. OTHER COMPENSATION AND BENEFITS.

3.1 MIP Awards. The Executive will be eligible for an award under the Company’s Management Incentive Plan (the “MIP”) for fiscal year 2005, which award will (a) be calculated on the basis of actual performance, during the period prior to the Separation Date, relative to the pre-determined objectives for the Executive’s participation in the MIP for fiscal year 2005, (b) be pro-rated for the period prior to the Separation Date, and (c) if earned under the foregoing, be paid within 30 days after the Separation Date. No MIP award for fiscal year 2005 will be paid to the Executive if the Executive’s employment terminates prior to the Separation Date.

3.2 Stock Options. In accordance with the terms of the Varian, Inc. Omnibus Stock Plan and the Nonqualified Stock Option Agreements between the Executive and the Company, nonqualified stock options granted by the Company to the Executive that are vested and fully exercisable on the Separation Date will continue to be exercisable by the Executive until the earlier of (a) the date that is three months after the Separation Date, or (b) the date on which those options otherwise expire according to their terms. All nonqualified stock options granted by the Company to the Executive that are not then vested and fully exercisable will terminate and will no longer be exercisable by the Executive.

3.3 Supplemental Retirement Plan. Promptly following the Separation Date, the Company will pay to the Executive the then existing balance of the Executive’s account under the Company’s Supplemental Retirement Plan in accordance with the terms of the Plan.

3.4 Executive Vehicle Program. In accordance with the terms of the Company’s Executive Car Program, on the Separation Date the Executive may purchase the vehicle then provided to him under that Program. If the Executive elects not to purchase that vehicle, the Executive will return it to the Company on the Separation Date unless under the terms of the sale of the Business the Buyer assumes the Company’s obligations with respect to that vehicle.

4. OTHER TERMS, CONDITIONS AND ACKNOWLEDGEMENTS.

4.1 Withholdings and Deductions. The Company will deduct from any payments made to the Executive pursuant to this Agreement all (a) legally required withholdings and deductions, including for taxes, (b) applicable employee contributions to the Company benefit plans in which the Executive participates, and (c) amounts otherwise owed by the Executive to the Company.

4.2 Delivery of Materials and Confidentiality. On the Separation Date or, if earlier, the date Executive’s employment with the Company terminates, the Executive will deliver to the Company’s Vice President, Human Resources, all Company computers, cell phones, identification badges, entry cards, security documents, credit cards and other property, books and records which are proprietary to the Company and not included in the assets of the Business purchased by the Buyer. The Executive acknowledges and reaffirms the terms of the confidentiality agreement executed previously by the Executive, which prohibits disclosure of certain Company information after the Separation Date.

4.3 Non-Disclosure. Until such time that the terms of this Agreement are publicly disclosed, the Executive will not disclose the terms of this Agreement to (a) any persons other than those within his immediate family and/or his legal, accounting, financial and tax advisors (but only to the extent necessary for them to render professional advice to the Executive), each of whom will be advised by the Executive to keep the terms of this Agreement confidential, unless otherwise compelled by legal process. Any other disclosure by the Executive, his family or his advisors as permitted by the foregoing sentence will be deemed a disclosure by the Executive constituting a material breach of this Agreement. Upon proof of such a disclosure, the Company may recover the amount of $100,000 in liquidated damages and not as a penalty or forfeiture. In addition, upon proof by the Company before the Separation Date of such a disclosure, the Company may immediately terminate this Agreement and discontinue all benefits hereunder, other than those required by law. The Executive expressly agrees that this provision is reasonable under the circumstances that exist when he executes this Agreement and further represents that the benefits and other consideration conferred by this Agreement are sufficient to bind his releases under Section 5, even under circumstances where the Company terminates this Agreement before the Separation Date.

4.4 No Known Claims. The Executive is not aware of any basis which the Executive may have to claim any amounts from the Company for obligations other than those provided for in this Agreement, and the Executive is not presently aware of any injury or illness suffered by him in the course of his employment with the Company.

4.5 Change in Control Agreement. The Amended and Restated Change in Control Agreement dated as of February 7, 2003 between the Executive and the Company (the “CIC Agreement”) will terminate on the day immediately preceding the Separation Date (even if a Change in Control, as defined in the CIC Agreement, has commenced or occurred prior to such date), and no amount will be owed thereunder as a result of a sale of the Business.

4.6 Unemployment Insurance. The Executive will not after the Separation Date file or make any claim for unemployment insurance in connection with the termination of his employment with the Company under this Agreement.

4.7 Term. This Agreement will terminate on the earlier of (a) the date on which the Company determines not to sell the Business, or (b) March 31, 2005. In the event of such a termination of this Agreement, the Executive will not be entitled to any compensation or benefits provided for in this Agreement other than the fixed retention payment pursuant to Section 2.1.

5. RELEASES.

5.1 Release of Claims. The Executive, on his own behalf and on behalf of his respective heirs, family members, executors, agents and assigns, hereby fully and forever releases the Company and its divisions, subsidiaries, predecessors and successors and their respective officers, directors, employees, representatives, agents, investors, shareholders, administrators and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Executive may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation, the following: (a) any and all claims relating to or arising from the Executive’s employment relationship with the Company; (b) any and all claims relating to, or arising from, the Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (c) any and all claims under the law of any jurisdiction including, without limitation, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; (d) any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Older

Workers Benefit Protection Act; the California Fair Employment and Housing Act, the California Labor Code, the Arizona Civil Rights Act, and the 1996 Arizona Employment Protection Act; (e) any and all claims for violation of the federal, or any state, constitution; (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by the Executive as a result of this Agreement; and (h) any and all claims for attorneys’ fees and costs.

The Company and the Executive agree that the releases set forth in this Section 5.1 and Section 5.2 will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

The Executive acknowledges and agrees that any breach of any provision of this Agreement will constitute a material breach of this Agreement and will entitle the Company immediately to recover and cease the benefits provided to the Executive under this Agreement.

The Executive specifically waives the provisions of California Civil Code Section 1542 and any similar provisions of the law of other jurisdictions. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor.”

The Executive agrees to execute and not revoke a renewal of this Section 5.1 and Section 5.2 on the first to occur of (a) the Separation Date, or (b) the date the Executive’s employment with the Company terminates. The Executive will not be entitled to any payments or benefits under this Agreement until this Section 5.1 and Section 5.2 have each been renewed.

5.2 ADEA Disclosure. The Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the effective date of this Agreement. The Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement, (b) he has up to 21 days within which to consider this Agreement, (c) he has seven days following his execution of this Agreement to revoke the Agreement, (d) this Agreement will not be effective until the revocation period has expired, and (e) nothing in this Agreement prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. The Executive was given this Agreement on February 1, 2005.

5.3 No Contest. If the Executive or any person acting on the Executive’s behalf in any way contests this Section 5, the Executive will return to the Company all payments made by the

Company to the Executive under Section 2 of this Agreement.

6. MISCELLANEOUS.

6.1 Governing Law. This Agreement will be construed under and governed by the laws of the State of California without regard to its choice of law principles.

6.2 Notices. Any notice, request, demand or other communication required or permitted under this Agreement will be in writing and will be deemed to have been given if (a) delivered or sent by facsimile transmission or overnight courier, upon receipt, or (b) sent by registered or certified mail, upon the sooner of the date on which receipt is acknowledged or the expiration of three days after deposit in U.S. post office facilities properly addressed with postage prepaid. All notices sent by facsimile transmission will be also sent by overnight courier or U.S. mail. All notices to a party will be sent to the addresses set forth below or to such other address or person as such party may designate by written notice to the other party:

If to the Company:	If to the Executive:

Varian, Inc.	To his last known home address
3120 Hansen Way
Palo Alto, CA 94304-1030
Fax: (650) 424-4997
Attn: Vice President, Human Resources

6.3 Entire Agreement. This Agreement constitutes the entire understanding between the Company and the Executive with respect to the subject matter of this Agreement and supersedes all previous understandings or agreements relating to the subject matter of this Agreement.

6.4 Severability. If any provision, any part of any provision or the scope of any provision of this Agreement is found to be contrary to law, invalid, illegal, unenforceable or unreasonable in any respect by any governmental authority, court of law or arbitrator(s) having competent jurisdiction over the subject matter of and over the parties to this Agreement, the remaining provisions, parts of such provision or reasonable scope of such provision will be severable and in no way will the validity, legality, enforceability or reasonableness of those remaining provisions, parts of such provision or reasonable scope of such provision be affected or impaired by that which was found to be contrary to law, invalid, illegal, unenforceable or unreasonable.

6.5 Amendments and Waivers. This Agreement may not be amended or modified, and compliance with any term of this Agreement may not be waived, except by a writing duly and validly executed by both the Executive and the Company, or in the case of a waiver, by the party waiving compliance. No failure on the part of the Executive or the Company to exercise any right or remedy under this Agreement, and no delay on the part of the Executive or the Company in exercising any right or remedy under this Agreement, will constitute a waiver of such right or remedy, and no single or partial exercise of any such right or remedy will preclude any other or further exercise of such right or remedy or of any other right or remedy.

6.6 Interpretation. The headings of sections of this Agreement are included for convenience only and will not affect the construction or interpretation of any term or provision of this Agreement. This Agreement is the mutual product of the Executive and the Company, each provision of this Agreement has been subject to mutual consultation, negotiation and drafting, and the language of this Agreement will therefor be interpreted without reference to which party prepared this Agreement or any portion of this Agreement. The Executive has read this entire Agreement, understands its provisions, and is not executing this Agreement in reliance on any promises, representations or inducements other than those contained in this Agreement. The Executive has had the opportunity to review this Agreement with legal, accounting, financial and tax advisors of his own selection and acknowledges that this Agreement expresses in plain English the Executive’s and Company’s entire understanding with regard to the subject matter of this Agreement. Neither the proposal, execution nor performance of this Agreement is or will in any way be considered an admission of any liability by the Executive or the Company.

6.7 Successors and Assigns. This Agreement is binding upon and will inure to the benefit of the Executive and the Company, and their respective heirs, successors and permitted assigns. The Executive will not assign or otherwise transfer any of their respective rights or obligations under this Agreement without the prior written consent of the Company, and any attempted or purported assignment or other transfer in contravention of this Section 6.7 will be null and void.

6.8 Parties. This Agreement is for the sole benefit of the Executive and the Company, and their respective heirs, successors and permitted assigns. Nothing in this Agreement is intended to or will provide any rights or remedies to any person other than the Executive and the Company, and their respective heirs, successors and permitted assigns.

6.9 Dispute Resolution. Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including as to its existence, validity, enforceability, interpretation, performance, breach or termination, including claims in tort and claims raising questions of law, whether arising before or after any termination of this Agreement, will be resolved exclusively by binding arbitration before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes, supplemented by the California Code of Civil Procedure. The Parties agree that the prevailing party in any arbitration will be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. THE PARTIES HEREBY WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. This Section 6.9 will not prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Executive and the Company and the subject matter of their dispute relating to the Executive’s obligations under this Agreement and the Confidentiality Agreement. Any arbitration under this Section 6.9 will take place in Palo Alto, California, and in no other place. The Executive and the Company will share equally any fees and expenses of the arbitrator(s) and of the American Arbitration Association.

6.10 Execution in Counterparts. For the convenience of the Executive and the Company and to facilitate execution of this Agreement, this Agreement may be executed in two counterparts, each of which will be deemed an original, but both of which will constitute one and the same document.

The Executive and the Company have executed this Agreement as of the date set forth above.

VARIAN, INC.		C. WILSON RUDD

/s/ Robert R. Christofk II		/s/ C. Wilson Rudd
By:	Robert R. Christofk II	Date:	February 4, 2005
Title:	Vice President, Human Resources
Date:	February 4, 2005

RENEWAL AGREEMENT

This Renewal Agreement, dated as of March 11, 2005, is by and between Varian, Inc., a Delaware corporation (the “Company”), and C. Wilson Rudd (the “Executive”).

Recitals

The Company and the Executive entered into a Retention, Incentive and Separation Agreement dated as of February 4, 2005 (the “Agreement”), the terms of which included certain releases and waivers by the Executive. In Section 5.1 of the Agreement, the Executive agreed to execute a renewal of Sections 5.1 and 5.2 of the Agreement effective as of the Separation Date (as defined in the Agreement, which the Executive and the Company hereby confirm shall be March 11, 2005).

NOW THEREFORE, in consideration of and subject to all of the terms and conditions set forth in the Agreement, the Company and the Executive each hereby agree as follows:

1. RELEASES.

1.1 Release of Claims. The Executive, on his own behalf and on behalf of his heirs, family members, executors, agents and assigns, hereby fully and forever releases the Company and its divisions, subsidiaries, predecessors and successors and their respective officers, directors, employees, representatives, agents, investors, shareholders, administrators and assigns, from, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that the Executive may possess arising from any omissions, acts or facts that have occurred up until and including the Separation Date including, without limitation, the following: (a) any and all claims relating to or arising from the Executive’s employment relationship with the Company; (b) any and all claims relating to, or arising from, the Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law; (c) any and all claims under the law of any jurisdiction including, without limitation, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, breach of contract, both express and implied, breach of a covenant of good faith and fair dealing, both express and implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, and conversion; (d) any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the

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Worker Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, the California Labor Code, the Arizona Civil Rights Act, and the 1996 Arizona Employment Protection Act; (e) any and all claims for violation of the federal, or any state, constitution; (f) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; (g) any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by the Executive as a result of the Agreement; and (h) any and all claims for attorneys’ fees and costs.

The Company and the Executive agree that the releases set forth in this Section 1.1 and Section 1.2 will be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Agreement.

The Executive acknowledges and agrees that any breach of any provision of this Renewal Agreement will constitute a material breach of the Agreement and will entitle the Company immediately to recover and cease the benefits provided to the Executive under the Agreement.

The Executive specifically waives the provisions of California Civil Code Section 1542 and any similar provisions of the law of other jurisdictions. Section 1542 provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his/her favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor.”

1.2 ADEA Disclosure. The Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. The Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Separation Date. The Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which the Executive was already entitled. The Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Renewal Agreement, (b) he has up to 21 days within which to consider this Renewal Agreement, (c) he has seven days following his execution of this Renewal Agreement to revoke this Renewal Agreement, (d) this Renewal Agreement will not be effective until the revocation period has expired, and (e) nothing in this Renewal Agreement prevents or precludes the Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law. The Executive was given this Renewal Agreement on March 2, 2005.

The Executive and the Company have executed this Renewal Agreement as of the date set forth above.

[Remainder of page intentionally left blank. Signature page follows.]

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VARIAN, INC.		C. WILSON RUDD

/s/ Robert R. Christofk II		/s/ C. Wilson Rudd
By:	Robert R. Christofk II	Date:	March 11, 2005
Title:	Vice President, Human Resources
Date:	March 11, 2005

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